UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 9, 2024, AIM ImmunoTech Inc. (the “Company”) issued the following materials, copies of which are attached hereto as Exhibit 1. Also on December 9, 2024, the Company shared the following material, a copy of which is attached hereto as Exhibit 2, with certain investors of the Company.

Forward Looking Statements

The materials attached contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date does not guarantee that Ampligen will be approved as a treatment or therapy for any diseases or conditions. The Company urges investors to consider specifically the various risk factors identified in its most recent Annual Report on Form 10-K, and any risk factors or cautionary statements included in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the materials attached hereto. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Important Additional Information

The Company, its directors and executive officers, Peter W. Rodino, III and Robert Dickey, IV, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the SEC on November 4, 2024 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the section titled “Principal Stockholders” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Stockholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://aimimmuno.com/sec-filings/.

Exhibit 1

AIM ImmunoTech
@AimImmuno

For the past 2 years, Ted Kellner has led a costly and distracting campaign to mislead $AIM shareholders and take control of the @aimimmuno Board. His plan to repay the Activist Group with AIM's capital for their failed 2023 Board takeover must be stopped. Learn more:

safeguardaim.com/the-activist-g...

Why Shareholders Should NOT Elect Mr. Kellner
Mr. Kellner's History of Deception
The Activist Group's 2023 nomination notice obscured the roles of Messrs. Deutsch, Tudor and others in connection with the 2022 nomination effort and omitted important information regarding the Activist Group's 2023 nomination efforts. The Court noted:
"Directors and stockholders would justifiably want to know whether a nomination is part of a broader scheme. Such information was withheld from or obfuscated in the Kellner Notice."[1]
"The Kellner Notice states that before July 2023, 'no decision was made [for any of Kellner, Deutsch or Chioini] to work together to advance potential nominations or otherwise take any action with respect to the Company.' This statement is false."[1]
The Activist Group concealed key information related to their nominees' governance track records on public boards in the 2023 nomination notice. The Court wrote:
"The questionnaires required nominees to disclose any adverse recommendation from proxy advisory firms in connection with their service on other boards. Kellner, Deutsch, and Chioini each had prior 'withhold' recommendations that they neglected to disclose ... [i]nstead, they each affirmatively checked 'no.' Those representations were untrue."[1]
Additionally, the Delaware Supreme Court wrote:
"We also note that, according to the Court of Chancery, Kellner submitted false and misleading responses to some of the requests" and referenced "Kellner's and his nominees' deceptive conduct."[3]
Mr. Kellner realized he might be associating with a felon convicted of insider trading – yet proceeded anyway. Mr. Kellner's notes, which were unearthed during trial discovery, show the following:
"handwritten notes on a copy of the letter, Kellner wrote 'FRANZ TUDOR – IS A FELON?' and 'INSIDER TRADING?'"[2]
Mr. Kellner has lied to AIM shareholders, is trying to get control of the Board and intends to take more than $5 million out of the Company for reimbursement, in addition to any expenses incurred in connection with the upcoming Annual Meeting

9:36 AM · 12/9/24 · **20** Views

AIM ImmunoTech

1,355 followers

8m •

+ Follow •••

For the past two years, Ted Kellner has led a costly and distracting campaign attempting to mislead $AIM shareholders and take control of the AIM ImmunoTech Board of Directors. Not only did a Delaware Court find that he concealed key information related to his and other nominees' track records and relationships, but he has also insisted that AIM pay him and other individuals more than $8 million to settle this proxy contest. Mr. Kellner and the Activist Group must be stopped at the upcoming annual meeting. Learn more:

https://lnkd.in/dUHxicru

Why Shareholders Should NOT Elect Mr. Kellner

Mr. Kellner's History of Deception

The Activist Group's 2023 nomination **notice obscured the roles of Messrs. Deutsch, Tudor and others in connection with the 2022 nomination effort** and omitted important information regarding the Activist Group's 2023 nomination efforts. The Court noted:

> *"Directors and stockholders would justifiably want to know whether a nomination is part of a broader scheme.* ***Such information was withheld from or obfuscated in the Kellner Notice.****"*[1]

> *"The Kellner Notice states that before July 2023, 'no decision was made [for any of Kellner, Deutsch or Chioini] to work together to advance potential nominations or otherwise take any action with respect to the Company.'* ***This statement is false.****"*[1]

The Activist Group **concealed key information related to their nominees' governance track records** on public boards in the 2023 nomination notice. The Court wrote:

> *"The questionnaires required nominees to disclose any adverse recommendation from proxy advisory firms in connection with their service on other boards. Kellner, Deutsch, and Chioini each had prior 'withhold' recommendations that they neglected to disclose ... [i]nstead, they each affirmatively checked 'no.'* ***Those representations were untrue.****"*[1]

Additionally, the Delaware Supreme Court wrote:

> *"We also note that, according to the Court of Chancery,* ***Kellner submitted false and misleading responses*** *to some of the requests" and referenced "Kellner's and his nominees'* ***deceptive conduct.****"*[3]

Mr. Kellner **realized he might be associating with a felon** convicted of insider trading – yet proceeded anyway. Mr. Kellner's notes, which were unearthed during trial discovery, show the following:

> *"handwritten notes on a copy of the letter, Kellner wrote 'FRANZ TUDOR – IS A FELON?' and 'INSIDER TRADING?'"*[1]

Mr. Kellner has lied to AIM shareholders, is trying to get control of the Board and intends to take more than $5 million out of the Company for reimbursement, in addition to any expenses incurred in connection with the upcoming Annual Meeting

[1] *See* December 28, 2023, Opinion of the Delaware Court of Chancery: https://courts.delaware.gov/Opinions/Download.aspx?id=357400 (emphasis added).
[2] *See* Definitive Proxy Statement filed by the Activist Group with the SEC on November 6, 2024.
[3] *See* July 11, 2024 Opinion of the Delaware Supreme Court: https://courts.delaware.gov/Opinions/Download.aspx?id=366380 (emphasis added).

Like Comment Repost Send

Exhibit 2